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                                                                  EXHIBIT 21(a)

                    THE COMPANY'S WHOLLY-OWNED SUBSIDIARIES

Rainbow Microphar
122, Ave. Charles de Gaulle
92522 Neuilly sur Seine, Cedex,
FRANCE
TEL: 33-1-41-43-29-00
FAX: 33-1-46-24-76-91

Rainbow Technologies, Ltd.
4 The Forum, Hanworth Lane
Chertsey, Surrey KT16 9JX
UNITED KINGDOM
TEL: 44-1-932-570066
FAX: 44-1-932-570743

Rainbow Technologies, GmbH
Lise Meitner Strasse 1
85716 Untersehleissheim
GERMANY
TEL: 49-89-32-17-98-00
FAX: 49-89-32-17-98-50

Mykotronx
357 Van Ness Way, Suite 200
Torrance, CA 90501
TEL: 310-533-8100
FAX: 310-533-0527